Exhibit No. 3 - SPECIMEN STOCK CERTIFICATE
                                                       CUSIP NO. 025669 10 2

  NUMBER                                                      SHARES
   XXXX                                                       XX,XXX
                    American Environmental Corporation
                AUTHORIZED COMMON STOCK  24,000,000 SHARES
                             PAR VALUE: $.001


THIS CERTIFIES THAT       ----------SPECIMEN--------------

IS THE RECORD HOLDER OF --------------------VOID--------------------

     -Shares of AMERICAN ENVIRONMENTAL CORPORATION Common Stock-transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: ____________

/s/-----VOID-------------   [Corporate Seal] /s/------VOID---------------
Secretary                                    President